Exhibit 4.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

Exhibit A

Form of Note

$[______________]	New York, New York
[_____________], 20[__]
FOR VALUE RECEIVED, Novume Solutions, Inc., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to [___________] (“Holder”) at the office of the Holder at [__________________________], or at such other place as Holder may from time to time designate in writing to Borrower, in lawful money of the United States of America and in immediately available funds, the principal sum of [________________________________] Dollars ($[______________]). This senior secured note (“Note”) is issued in accordance with the provisions of that certain Note Purchase Agreement dated as of March 12, 2019 among the Borrower, the Guarantors from time to time party thereto, and U.S. Bank, National Association, as paying agent and collateral agent (in such capacity, the “Agent”) (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”) and is entitled to the benefits and security of the Note Purchase Agreement and the other Financing Documents, and reference is hereby made to the Note Purchase Agreement for a statement of the terms and conditions under which the portion of the Notes evidenced hereby was made and is required to be repaid. All capitalized terms used herein (which are not otherwise specifically defined herein) shall have the meaning given to such terms in the Note Purchase Agreement.

The outstanding principal balance of the portion of the Notes evidenced by this Note shall be due and payable as provided for in the Note Purchase Agreement.

The Borrower promises to pay interest from the date hereof until payment in full hereof on the unpaid principal balance of the portion of the Notes evidenced hereby at the per annum rate or rates set forth in the Note Purchase Agreement.

Upon the occurrence and during the continuance of an Event of Default, as provided in the Note Purchase Agreement, the portion of the Notes evidenced by this Note may be declared, and immediately shall become, due and payable without demand, notice or legal process of any kind; provided, that upon the occurrence of an Event of Default pursuant to the provisions of Section 8.1(f) or Section 8.1(g) of the Note Purchase Agreement, the portion of the Notes evidenced by this Note shall automatically be accelerated and immediately due and payable, without demand or notice of any kind whatsoever.

Payments received in respect of the Notes shall be applied as provided in the Note Purchase Agreement.

Presentment, demand, protest and notice of presentment, demand, nonpayment and protest are each hereby waived by Borrower.

THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but in case any provision of or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. Whenever in this Note reference is made to a Holder or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of Holders and their respective successors and assigns.

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In addition to and without limitation of any of the foregoing, this Note shall be deemed to be a Financing Document and shall otherwise be subject to all of general terms and conditions contained in Article 12 of the Note Purchase Agreement, mutatis mutandis.

NOVUME SOLUTIONS, INC. By: _______________________________ Name: _______________________________ Title: _______________________________

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